Consent of Independent Auditors



We consent to the reference to our firm under the captions "Financial Statements" in the Prospectus in Part A and "General Information and History" in Part B and to the use of our report dated December 21, 2000 on the statement of net assets of Principal Partners SmallCap Growth Fund, Inc. in this Pre-Effective Amendment No. 1 to Form N-1A Registration Statement under the Securities Act of 1933 (Registration No. 333-48738) and related prospectus of Principal Partners SmallCap Growth Fund, Inc.


                                                           /s/ ERNST & YOUNG LLP

                                                               ERNST & YOUNG LLP




Des Moines, Iowa
December 21, 2000